UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       February 12, 2003

LASER Mortgage Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13563 (Commission File Number)	22-3535916 (IRS Employer ID Number)

c/o Mariner Mortgage Management, Inc. 780 Third Avenue, 16th Floor, New York, New York (Address of principal executive offices) Registrant's Telephone Number, including area code:	10017 (Zip Code) 212-758-2024

N/A
(Former name or former address, if changed since last report)

Item 5.      Other Events.

          The Registrant announced today that it has withdrawn the lawsuit it filed on October 23, 2000, against Nomura Securities International, Inc., Nomura Asset Capital Corporation and Asset Securitization Corporation, in federal court in the Southern District of New York.

          The complete text of the Registrant’s press release, dated February 12, 2003, is set forth as Exhibit 99.1.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

           None.

(b) Pro Forma Financial Statements

           None.

(c) Exhibits

           99.1 Press Release, dated February 12, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER MORTGAGE MANAGEMENT, INC. By:/s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Vice President, Chief Financial Officer and Treasurer

Dated: February 12, 2003

EXHIBIT INDEX

Exhibit 99.1	Description Press Release, dated February 12, 2003.